Exhibit 10.11

                              PROMISSORY NOTE


$1,500,000                                   February 12, 1997


     FOR VALUE RECEIVED, the undersigned, ECKLER INDUSTRIES INC., a Florida corporation (the "Maker"), hereby promises to pay to R.C. HILL, II (the "Payee"), the principal sum of One Million Five Hundred and 00/100 ($1,500,000) Dollars, together with interest on the outstanding principal balance hereunder accrued from the date hereof at the rate of eight (8%) percent per annum. All payments of principal and/or interest shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America.

     1.   Payments of Principal and Interest.

     (a)    The principal balance of this Note shall be payable as follows:

          (i) Fifty Thousand and no/100ths Dollars ($50,000.00) shall be due and payable upon the execution of this Note.

          (ii) Beginning on 1 March 1997, and on the first day of each succeeding calendar month, a principal payment of Thirty Thousand and no/100ths Dollars ($30,000.00) shall be paid to the Holder.

          (iii) The remaining unpaid principal balance of this Note shall be due and payable upon the earlier to occur of the following:

               (1) The first anniversary of the date of execution and delivery of this Note, as provided above.
               (2) Fifteen (15) days after the date on which the Maker, and/or any of its corporate affiliates, shall consumate a public offering of its equity securities of at least $20,000,000.

     (b) The accrued interest on this Note shall be payable, in arrears, on the first (1st) day of each calendar month, beginning 1 March 1997, so long as any principal amount remains unpaid. All accrued but unpaid interest shall be due and payable at the same time as the remaining principal balance is paid pursuant to subparagraph 1.(a)(iii) above.

      (c) In the event that any scheduled payment date hereunder is a day on which banks in the State of Florida are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day which is not such a non-banking day, with additional interest for such delay at the rate then in effect hereunder.

     2.   Prepayment.

           The Maker shall have the right to prepay, without premium or penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of and/or accrued interest under this Note.

     3.   Events of Default.

          The following are Events of Default hereunder:

           (a) Any failure by the Maker to pay when due all or any principal or interest hereunder; or

          (b) Any failure of Maker to pay, perform, hold harmless or otherwise perform any or all of its obligations to R.C, Hill, II ("Hill") under the Indemnification Agreement between Eckler Industries, Inc. and R.C. Hill, II, of even date herewith (a "Non-Performance"), which Non-Performance results in a third party taking action against Hill which action is or could cause damages to Hill, however arising.

           (c) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v)takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take  charge  of its affairs or assets or business and such appointment  is
not   vacated  or  discharged  within  thirty  (30)  days  thereafter,   or
(viii) takes any action in furtherance of any of the foregoing; or

           (b) Any liquidation, dissolution or winding up of the Maker or its business.



     4.   Remedies on Default.

          If any Event of Default shall occur and be continuing, the holder hereof shall, in addition to any and all other available rights and remedies, have the right, at its option (except for an Event of Default under paragraph 4(b) above, the occurrence of which shall automatically effect acceleration hereunder), (a) to declare the entire unpaid principal balance of this Note, together with all accrued interest hereunder, to be immediately due and payable, and (b) to pursue any and all available remedies for the collection of such principal and interest.

     5.   Certain Waivers.

           Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. All amounts payable under this Note shall be payable without relief under any applicable valuation and appraisement laws. The Maker hereby expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker hereby further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws.

     6.   Waivers and Amendments.

           Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     7.   Cumulative Remedies.

           No right or remedy conferred upon the Payee under this Note is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection herewith, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and/or now or hereafter existing at law or in equity or otherwise.

      8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial, Time of the Essence.

          This Note shall be deemed to be a contract made under the laws of the State of Florida and shall be governed by, and construed in accordance with, the laws of the State of Florida. The Maker hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of Florida in connection with any claim, action or proceeding relating to or for the collection or enforcement of this Note, and hereby waives any defense of forum non conveniens or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court. Time shall be of the essence for performance hereunder.

     9.   Collection Costs.

           In the event that the Payee shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be liable for and shall pay to the Payee all collection costs and expenses incurred by the Payee, including reasonable attorneys' fees and expenses.


                              ECKLER INDUSTRIES, INC.


                              By:/S/J. Neal Hutchinson, Jr.

                              As its:Asst. V. P.